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                                                                    EXHIBIT 5.01


                                January 25, 1999


Intuit Inc.
2535 Garcia Avenue
Mountain View, CA  94043

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-4 (the "Registration Statement") to be filed by you on or about January 25, 1999 with the Securities and Exchange Commission (the "Commission") in connection with the proposed issuance and sale, from time to time by you of shares of your common stock, $0.01 par value (the "Stock"), having an aggregate public offering price of up to $500,000,000. The Stock is to be registered for issuance on a delayed or continuous basis for issuance from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements").

        In rendering this opinion, we have examined the following:

        (1) the Certificate of Incorporation of the Company, as amended, as certified by the Secretary of State of Delaware on September 17, 1998;

        (2) the Bylaws of the Company as certified by the Secretary of the Company on April 30, 1998;

        (3) the Registration Statement, together with the Exhibits filed as a part thereof, in connection with the Registration Statement;

        (4)    the Prospectus prepared in connection with the Registration
               Statement;

        (5) the resolutions of your Board of Directors adopted at a meeting on January 20, 1999 with respect to the Registration Statement and the Stock and certified by the Assistant Secretary of the Company on January 25, 1999;

        (6) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations;

        (7) a statement from the Company as to the number, as of December 31, 1998, of (i) outstanding shares of the Company's Common Stock,
               (ii) outstanding options, warrants and rights to purchase Common Stock and (iii) any additional shares of Common Stock reserved for future issuance in connection with the Company's stock option and purchase plans and all other plans, agreements or rights;



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Intuit Inc.
January 25, 1999
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        (8)    oral verification from the Company's transfer agent of the number of outstanding shares of the Company's Common Stock as of the date hereof; and

        (9) the Company's fiscal 1998 Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and current Reports on Form 8-K.

        We have also confirmed the continued effectiveness of the Company's registration under the Securities Act of 1934, as amended, by telephone call to the offices of the Commission.

        In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

        In rendering this opinion we have also assumed that, at the time of any issuance of any shares of the Stock pursuant to the Registration Statement, the number of shares of the Stock so issued will not exceed that number of the shares of the Stock obtained by subtracting from the number of shares of the Stock then authorized under the Company's Certificate of Incorporation (a) the number of shares of the Stock that are then issued and (b) the number of shares of the Stock that are then reserved for issuance pursuant to then outstanding commitments or obligations of the Company.

        As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that the opinions expressed herein are not accurate.

        In connection with our opinion expressed herein, we have also assumed that, at or prior to the time of the delivery of any shares of Stock pursuant to the Registration Statement, the Registration Statement will have been declared effective under the Securities Act, that the authorization of the Stock pursuant to an agreement and plan of reorganization will apply to such shares of the Stock and will not have been modified or rescinded and that there will not have occurred any change in law affecting the validity or enforceability of such shares of the Stock.

        You have informed us that you intend to issue the Stock from time to time on a delayed or continuous basis. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We are basing and rendering this opinion on our understanding that, prior to issuing any Stock, you will advise us in writing of the terms thereof and other information material thereto, will afford us an opportunity to review the operative documents pursuant to which such Stock is to be issued (including the Registration Statement, the Prospectus and the applicable Prospectus Supplement, as then in effect) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate with respect to such Stock. However, we undertake no responsibility to monitor your future compliance with applicable laws, rules or regulations of the Commission or other governmental body. We also



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Intuit Inc.
January 25, 1999
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assume you will timely file any and all supplements to the Registration
Statement and Prospectus as are necessary to comply with applicable laws in effect from time to time.

        We are members of the Bar of the State of California, and the foregoing opinion is limited to the existing laws of the State of California, the existing General Corporation Law of the State of Delaware without reference to case law or secondary sources, and the federal laws of the United States of America.

        We also call your attention to the fact that under various reports published by committees of the State Bar of California, certain assumptions, qualifications and exceptions are implicit in opinions of lawyers. Although we have expressly set forth some assumptions, qualifications and exceptions herein, we are not limiting or omitting any others set forth in the various reports or otherwise deemed standard by practice for lawyers in California.

        Based upon the foregoing assumptions, understandings and qualifications, we are of the opinion that, when the issuance of shares of Stock pursuant to an agreement and plan of reorganization has been duly authorized by appropriate corporate action on the part of the Company, the Stock, when issued, sold and delivered in the manner and for the consideration stated in the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto, as amended as of the date of such issuance, sale and delivery, will be validly issued, fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus prepared in connection therewith and, provided that the conditions set forth in this letter are satisfied (including but not limited to those conditions set forth in the eighth paragraph of this letter regarding our understanding regarding your advising us of certain information, affording us an opportunity to review certain documents and your filing of supplements or amendments to the Registration Statement), any amendments or supplements thereto.

        This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement and is not to be relied upon for any other purpose.

                                        Very truly yours,

                                        /s/ Fenwick & West LLP



                                        Fenwick & West LLP